EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of YoCream International, Inc.
(the Company) on Form 10-QSB for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John N. Hanna, Director, Chairman, and Chief Executive
Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ John N. Hanna
-----------------
John N. Hanna
Chairman and Chief Executive Officer
YoCream International, Inc.

June 14, 2005


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to YoCream International, Inc. and will be retained by YoCream International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.